UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2006

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of	Commission File number	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

456 North 5th Street
Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           Election of Directors

On September 28, 2006, the Board of Directors (the “Board”) of Mothers Work, Inc. (the “Company”) acted at a special meeting to elect Anne T. Kavanagh to serve as a member of the Board and the Audit Committee effective immediately.  Ms. Kavanagh was recommended for election to the Board by the Company’s Nominating and Corporate Governance Committee.

Ms. Kavanagh will fill the vacancy on the Board and the Audit Committee resulting from the death of Stanley C. Tuttleman.   Ms. Kavanagh will serve the remaining unexpired term of Mr. Tuttleman (expiring at the 2009 Annual Meeting of Stockholders).  After the election of Ms. Kavanagh to the Board, the Board consists of seven members.

On September 29, 2006, the Company issued a press release announcing the election of Ms. Kavanagh to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

99.1	Press Release of Mothers Work, Inc. issued September 29, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 3, 2006	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mothers Work, Inc. issued September 29, 2006